Exhibit 10.1

This FUNDING AGREEMENT (“Agreement”), made as of June 6, 2018, by and between Xantis S.A. a company incorporated under the laws of Luxembourg that is the legally appointed fund management company of Xantis Aion Securitisation Fund, having its registered office located in 75 Parc d’Activités, L-8308 Capellen, Grand Duchy of Luxembourg and Argentum 47, Inc. (until March 29, 2018 formerly known as Global Equity International, Inc.), a corporation organized under the laws of the State of Nevada, United States of America, whose principal place of business is Office 3305, X3 Jumeirah Bay Tower, JLT, Dubai, UAE.

RECITALS:

A.	The Lender is Xantis Aion Securitisation Fund.

B.	The Borrower, Argentum 47, Inc., is a corporate consulting business that desires to obtain funding from the Lender, on the terms and conditions set forth below;

C.	The Borrower´s common shares are currently traded on the US NASDAQ OTC, trading symbol ARGQ and International Securities Identification Number (ISIN) US 04017D1046.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

Financing Commitment.

1.	Financing Commitment. The Lender agrees to provide to Borrower a minimum of £1,700,000 (GBP) in loans (equivalent to approximately US$1,940,000 at the date of this agreement), in one or more tranches commencing within the month of June of 2018. Each loan (“Tranche”) shall be evidenced by a “Convertible Note” in the amount of such Tranche, bearing interest at the rate of 6% per annum, payable semi-annually. Each “Convertible Note” shall be due and payable on the 366th calendar day following receipt by the Borrower of each Tranche (“Maturity Date”). On each Maturity Date, the outstanding Convertible Notes shall be automatically converted into shares of Borrower’s common stock at a conversion price equal to the greater of US$0.02 or the average closing price of Borrower’s common stock on the Over-the-Counter Bulletin Board for the prior 60 trading days. Attached hereto as Exhibit “A” and incorporated herein by reference is a copy of the form of “Convertible Note” that will be issued hereunder. In the event of any discrepancy between this Agreement and the “Convertible Notes”, the terms and conditions of the Convertible Notes shall control.

2.	Use of Proceeds. Borrower shall use the proceeds of each Tranche for reduction of indebtedness, inorganic growth via acquisitions of various advisory firms with funds under management and general working capital purposes.

3.	Reservation of Shares. Upon receipt of each tranche of funding, Borrower shall issue irrevocable written instructions to its US Transfer Agency, Clear Trust LLC, to reserve, at a minimum, that number of shares of Borrower’s common stock which would equal the amount of each Tranche divided by U.S. $0.02, to be issued upon conversion of the Convertible Notes.

4.	Amendment; Breach and Waiver. This Agreement may not be amended or modified in any manner, except by an instrument in writing duly executed by both parties hereto. The failure of either party hereto to enforce at any time any of the provisions of this Agreement shall in no way be construed to constitute a waiver of any such provision or any other provision, or of the right of such party thereafter to enforce each and every such provision or other provision in the event of a subsequent breach of this Agreement.

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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5.	Agreement Binding Upon Successors. This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, their successors and assigns.

6.	Choice of Law and Forum. This Agreement shall be governed by and construed in accordance with the laws of England and Wales, exclusive of its choice-of-law principles. Each party hereby submits to the jurisdiction of the civil courts of England and Wales. In any action or proceeding arising out of or relating to this Agreement or any of the Convertible Notes issued pursuant hereto, each party hereto hereby irrevocably waives the defenses of improper venue or inconvenient forum for the maintenance of any such action or proceeding to the fullest extent permitted by law.

7.	Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

8.	Section Headings. The Section headings contained in this Agreement are for reference purposes only and shall not affect in anyway the meaning or interpretation of this Agreement.

9.	Public Disclosure. A copy of this agreement will be formally filed, with the US Securities and Exchange Commission (SEC), via a Form 8-k within three working days from the date of execution.

10.	Lock-in period on Preferred “B” Class of Shares. Management of Argentum 47, Inc. have agreed to lock-in and not convert any of their personally owned Preferred “B” shares to Common Stock until an earliest date of September 27, 2020 (previously November 12, 2017). This new lock-in date, September 27, 2020, equates to the same lock-in period of the designated and issued Preferred “C” class of shares.

11.	Responsibilities and Liabilities. All parties agree that Xantis Aion Securitisation Fund, is solely responsible for lending to the Borrower the agreed minimum of £1,700,000 (GBP); and that under no circumstance will Xantis S.A. and/or its representatives, in their capacity of appointed fund managers, be responsible for under writing the minimum amount of funding agreed in this document.

12.	Entire Agreement. This Agreement and the Convertible Note attached hereto as Exhibit “A” constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and there are no agreements, covenants, undertakings, restrictions, warranties, promises or representations between the parties with respect to the subject matter hereof other than those set forth herein.

(Signature page to follow)

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day first written above.

On behalf of the Lender:

Xantis S.A., as management company of Xantis Aion Securitisation Fund

/s/ David Evans
Mr. David Evans

/s/ Janice Allgrove
Miss Janice Allgrove

The Borrower:

Argentum 47, Inc.

/s/ Enzo Taddei
Mr. Enzo Taddei - CFO & Director

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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Exhibit “A”

Note No.:	________

Principal Amount:	US$ __________________

Issue Date:	________________, 201__

Purchase Price:	Par

CONVERTIBLE NOTE

FOR VALUE RECEIVED, ARGENTUM 47, INC. (formerly known as Global Equity International, Inc.), a corporation organized under the laws of the State of Nevada, United States of America (the “Borrower”), hereby promises to pay to the order of XANTIS AION SECURITISATION FUND represented by XANTIS S.A. (the “Holder”) the sum of $___________________ together with any interest as set forth herein, on _______________________, ___________ (“Maturity Date”), and to pay interest semi-annually on the unpaid principal balance hereof at the rate of six percent (6%) (“Interest Rate”) per annum from the date hereof (“Issue Date”) until the same becomes due and payable, whether at maturity or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Interest shall commence accruing on the date that the Note is fully funded and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder shall be converted into common stock, $0.001 par value per share (“Common Stock”) in accordance with the terms hereof. Payment of the first semi-annual payment date shall be made in lawful money of the United Kingdom unless the Holder requests that such amount of interest be converted into Common Stock in accordance with the terms hereof. All payments shall be made at such address as the Holder shall hereafter give to the Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day. As used in this Note, the term “business day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of London, England are authorized or required by law to remain closed.

The following terms shall apply to this Note:

1 CONVERSION RIGHTS

Conversion Right. The Borrower shall have the absolute right on the Maturity Date of this Note to pay the outstanding principal amount hereof together with accrued interest by issuing to the Borrower shares of the Borrower’s Common Stock in lieu of paying cash to the Borrower. The number of shares of Common Stock to be issued upon such conversion of this Note shall be determined by dividing the “Conversion Amount” (as defined below) by the “Conversion Price” (as defined and determined below). The term “Conversion Amount” means, the sum of (1) the principal amount of this Note plus (2) accrued and unpaid interest on such principal amount at the interest rate provided in this Note on the Maturity Date.

Conversion Price.

1.1.1 Calculation of Conversion Price. The conversion price (“Conversion Price”) shall be equal to the greater of U.S.$0.02 or the average closing price of Borrower’s Common Stock on the Over-the-Counter Bulletin Board for the prior 60 trading days (subject to equitable adjustments for stock splits and similar events). A “trading day” shall mean any day on which the Common Stock is tradable for any period on the stock exchange on which the Borrower’s Common Stock is traded or quoted.

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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Authorized Shares. The Borrower covenants that during the period the Note is outstanding, the Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares (“Reserved Amount”) to provide for the issuance of Common Stock upon the full conversion of this Note. The Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, the Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved for conversion of the outstanding principal amount and accrued interest due under this Note. The Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note.

If, at any time the Borrower does not maintain the Reserved Amount it will be considered an Event of Default under Section 3.2 of the Note.

Method of Conversion.

1.1.2 Surrender of Note upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, the Holder shall be required to physically surrender this Note to the Borrower for cancellation. The Holder may not transfer this Note unless the Borrower consents thereto in writing and the Holder first physically surrenders this Note to the Borrower, whereupon the Borrower will forthwith issue and deliver upon the order of the Holder a new Note of like tenor, registered as the Holder (upon payment by the Holder of any applicable transfer taxes) may request, representing in the aggregate the remaining unpaid principal amount of this Note.

1.1.3 Delivery of Common Stock upon Conversion. Upon receipt by the Borrower from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as provided in this Section 1.4, the Borrower shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder´s certificates for the Common Stock issuable upon such conversion within three (3) business days after such receipt (the “Deadline”) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

Concerning the Shares. The shares of Common Stock issuable upon conversion of this Note may not be sold or transferred unless (i) such shares are sold pursuant to an effective registration statement under the Act or (ii) the Borrower or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration or (iii) such shares are sold or transferred pursuant to Rule 144 under the Act (or a successor rule) (“Rule 144”). Until such time as the shares of Common Stock issuable upon conversion of this Note have been registered under the Act or otherwise may be sold pursuant to Rule 144 without any restriction as to the number of securities as of a particular date that can then be immediately sold, each certificate for shares of Common Stock issuable upon conversion of this Note that has not been so included in an effective registration statement or that has not been sold pursuant to an effective registration statement or an exemption that permits removal of the legend, shall bear a legend substantially in the following form, as appropriate:

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

The legend set forth above shall be removed and the Borrower shall issue to the Holder a new certificate therefor free of any transfer legend if (i) the Borrower or its transfer agent shall have received an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected or (ii) in the case of the Common Stock issuable upon conversion of this Note, such security is registered for sale by the Holder under an effective registration statement filed under the Act or otherwise may be sold pursuant to Rule 144 without any restriction.

Effect of Certain Events.

1.1.4 Adjustment Due to Merger, Consolidation, Etc. If, at any time when this Note is issued and outstanding and prior to conversion of all of the Notes, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Borrower shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Borrower or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Borrower other than in connection with a plan of complete liquidation of the Borrower, then the Holder of this Note shall thereafter have the right to receive upon conversion of this Note, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock or securities which the Holder would have been entitled to receive in such transaction had this Note been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Note) shall thereafter be applicable, as nearly as may be practicable in relation to any stock or securities thereafter deliverable upon the conversion hereof.

1.1.5 Adjustment Due to Distribution. If the Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holder of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Borrower’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a “Distribution”), then the Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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1.1.6 Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, the Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Borrower shall, upon the written request at any time of the Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

2 CERTAIN COVENANTS

Sale of Assets. So long as the Borrower shall have any obligation under this Note, the Borrower shall not, without the Holder´s written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

3 EVENTS OF DEFAULT

If any of the following events of default (each, an “Event of Default”) shall occur:

Failure to Pay Principal or Interest. The Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at maturity or otherwise.

Breach of Covenants. The Borrower breaches any material covenant or other material term or condition contained in this Note and such breach continues for a period of thirty (30) days after written notice thereof to the Borrower from the Holder.

Breach of Representations and Warranties. Any representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Note.

Receiver or Trustee. The Borrower or any subsidiary of the Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Borrower or any subsidiary of the Borrower.

Delisting of Common Stock. The Borrower shall fail to maintain the listing of the Common Stock on at least one of the OTC Pink Current Information, Over-the-Counter Bulletin Board or an equivalent replacement exchange, the Nasdaq National Market, the Nasdaq Small Cap Market, the New York Stock Exchange, or the American Stock Exchange.

Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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4 MISCELLANEOUS

Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Borrower, to:

Argentum 47, Inc.

X3 Jumeirah Bay Tower,

Office 3305,

JLT, Dubai,

UAE.

Attn: Enzo Taddei, CFO

With copy to:

David E. Wise, Attorney

The Colonnade,

9901 IH-10 West, Suite 800,

San Antonio, Texas 78230.

Attn: David E. Wise, Esq.

If to the Holder:

Xantis S.A., Management Company of Xantis Aion Securitisation Fund

75 Parc d’Activités,

L-8308 Capellen,

Grand Duchy of Luxembourg

Attn: Mr. David Evans / Miss Eva Fridrich / Miss Janice Allgrove

Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by the Borrower and the Holder. The term “Note” and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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Assignability. This Note shall be binding upon the Borrower and its successors and/or its assignees, and shall inure to be the benefit of the Holder and its successors and/or its assignees. Each transferee of this Note must be an “accredited investor” (as defined in Rule 501(a) of the 1933 Act).

Cost of Collection. If default is made in the payment of this Note, the Borrower shall pay the Holder hereof costs of collection, including reasonable attorneys’ fees.

Governing Law. This Note shall be governed by and construed in accordance with the laws of England and Wales without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the courts of England and Wales. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon “forum non conveniens”. The Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform to such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Agreement or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its duly authorized officer this ____ day of ________________, ________.

ARGENTUM 47, INC.

By:
Mr. Enzo Taddei – CFO & Director

Argentum 47, Inc. and Subsidiaries. Office 3305, X3 Jumeirah Bay, JLT, Dubai, UAE. Tel. + 971 (0) 42 767576 / + 1 321 200 0142
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